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                                                                    EXHIBIT 23a

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-61375) pertaining to the Stockholders' Investment Program and Form S-8 Nos. 33-37884, 33-44528, 33-44930 and 333-68521 pertaining to the
Equity Option Plan, the Outside Directors' Formula Stock Option Plan, and the Employee Stock Purchase Plan of Schawk, Inc. of our report dated February 15, 1999, with respect to the consolidated financial statements and schedule of Schawk, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

Chicago, Illinois                                             ERNST & YOUNG LLP
February 15, 1999





















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